INTELLECTUAL PROPERTY PURCHASE AND SERVICES AGREEMENT

THIS INTELLECTUAL PROPERTY PURCHASE AND SERVICES AGREEMENT (this "Agreement") is entered into to be effective as of the 1st day of August, 2018, by and among PREDICTIVE TECHNOLOGY GROUP, INC. ("Buyer") and the sellers identified in Exhibit A hereto (individually and collectively, the "Seller").

RECITALS

Seller is the owner the Intellectual Property (defined below).

Buyer and Seller have reached an understanding pursuant to which Buyer will acquire the Intellectual Property and compensate the Seller for assistance with filling a patent application for the Intellectual Property on the terms and conditions described herein.

IN CONSIDERATION OF the mutual covenants and agreements herein contained, and for such other good and valuable consideration, the receipt and adequacy of which is hereby admitted and acknowledged, the Parties hereto agree as follows:

1.0 DEFINITIONS.

1.1 "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

1.2 "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

1.3 "Closing" shall have the meaning set forth in Section 2.1 hereof.

1.4 "Closing Date" shall have the meaning set forth in Section 2.1 hereof.

1.5 "Knowledge" shall mean, in reference to a Party's knowledge or words of similar import, facts and matters which are actually known by such Party or its employees and representatives or facts or matters which reasonably should have been known by such Party or its employees or representatives in the ordinary course of business.

1.6 "Liens" shall mean any and all liens, mortgages, claims, options, conditional sales agreements, rights of refusal, security interests, pledges, deeds of trust or other charges or encumbrances, restrictions, legal or equitable claims or rights of any Person pursuant to the laws of the United States, any state, municipality or territory thereof.

1.7 "Material Adverse Change" shall mean any event, change or effect that is adverse to the condition (financial or otherwise), of the Intellectual Property; provided, however, that Material Adverse Change shall not include any event, change or effect, directly or indirectly, arising out of or attributable to: (a) general economic or political conditions, (b) conditions generally affecting the industries applicable to the Intellectual Property, (c) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (d) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer, (e) any matter of which Buyer is aware on the Effective Date, (t) any changes in applicable laws or accounting rules, (g) any natural or man-made disasters or acts of God, or (g) any failure by the Intellectual Property to meet any internal or published projections, forecasts or revenue or earnings projection.

1.8 "Parties" means Buyer and Seller. "Party" means one of the foregoing.

1.9 "Intellectual Property" has the meaning set forth in Exhibit B hereto.

1.10 "Person" means an individual, corporation, general partnership, limited partnership, limited liability company, joint venture, association, finn, joint stock company, trust, unincorporated association, or other business organization or entity, or any governmental agency or instrumentality.

1.11 "Purchase Price" shall have the meaning set forth in Section 3.2 hereof.

1.12 "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

1.13 "Shares" shall have the meaning set forth in Section 3.2 hereof.

1.14 "Taxes" shall mean all income, gross receipts, goods and services, sales, retail sales, use, ad valorem, franchise, withholding, employment, payroll, excise, property, and other taxes, fees, assessments or charges of any kind whatever, together with any interest, penalties and other additions with respect thereto, imposed by any law of the United States, any state, municipality or territory thereof.

1.15 "Warrants" shall have the meaning set forth in Section 3.2 hereof.

2.0 CLOSING.

2.1 Closing. On the terms pursuant to this Agreement, the conveyance of the Intellectual Property by Seller to Buyer (the "Closing") shall take place at the offices of Buyer at 10:00 am on August 22, 2018 or such earlier date as shall select (the "Closing Date"), or as soon as reasonably practicable thereafter, upon the satisfaction of all conditions to Closing.

3.0 PURCHASE AND SALE OF INTELLECTUAL PROPERTY AND COMPENSATION FOR SERVICES.

3.1 Intellectual Property. At Closing, subject to the terms and conditions set forth in this Agreement, Seller will sell to Buyer, and Buyer will purchase from Seller, all of the Intellectual Property, free and clear of any and all Liens. Upon filling of patent application,inventors Kenneth Ward and Rakesh Chettier shall execute an assignment of the Intellectual Property in substantially the form set forth in Exhibit C hereto.

3.2 Purchase Price. The purchase price for the Intellectual Property and compensation for services performed in connection with this Agreement is warrants to purchase 16,500,000 (the "Warrants") shares of Buyer's common stock (the "Shares") at an exercise price equal to the closing price of Buyer's common stock on the date of Closing (the "Purchase Price"). Buyer shall issue the warrants to the Seller in the amounts and at the times set forth on Exhibit A hereto. The form of warrant is attached as Exhibit E, which warrant will have an exercise price equal to the closing price of Buyer's common stock on the date of Closing.

3.3 No Assumption of Liabilities. Notwithstanding anything to the contrary contained herein, Buyer shall not assume, and Seller shall remain liable for, any and all liabilities, obligations, claims and commitments of or against Seller arising before the Closing Date, whether the same are known or unknown, existing, contingent upon future events or circumstances, accrued, funded, unfunded or otherwise.

4.0 ADDITIONAL OBLIGATIONS

4.1 Further Cooperation. At the reasonable request of Buyer, Seller will execute and deliver such other instruments and do and perform such other acts and things as may be necessary for effecting completely the consummation of the transactions contemplated hereby.

4.2 Payment of Fees. Seller shall pay all maintenance fees, annuities, and the like due or payable on the Intellectual Property on or after the Effective Date until the Closing Date.

4.3 Data Protection and Privacy. With respect to all items listed on or delivered in connection with Exhibit B, Buyer will protect all data and maintain the privacy of all information and samples in compliance with all applicable laws, regulations, and those contractual obligations agreed by the Seller prior to the Closing Date.

4.4 Lock-Up. Seller, each individually, agree that, without the prior written consent of Buyer, for a period beginning on the date hereof and ending on the one year anniversary of the effective date of this Agreement, Seller will not, directly or indirectly, (1) offer for sale, sell, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of Shares of Buyer's common stock received in connection with this agreement, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares of Buyer's common stock received in connection with this agreement, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Buyer's common stock or other securities, in cash or otherwise, or

(3) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the one year anniversary of the date of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, (i) the Member may deposit the Shares with a lender for the purpose of getting a margin loan, provided that the lender is subject to the lock-up provisions described in this Section 4.3, and (ii) if the Chief Executive Officer and/or other executive officers of Buyer enter into lock-up arrangements in connection with a public financing or otherwise at the request of an underw1iter, investment banker and/or Buyer's Board of Directors then the lock-up arrangements described in this Section 4.3 shall become null, void and of no further force and effect and Seller, each individually, shall enter into lock-up arrangement in connection with the Shares on the same terms as the Chief Executive Officer and other executive officers.

5.0 REPRESENTATIONS AND WARRANTIES OF SELLER. Each Seller severally and not jointly hereby represents and warrants to Buyer that the statements contained in  this Section 5.0 are correct and complete as of the date hereof and as of the Closing Date as follows.

5.1 Status and Authority.

(a)

Power. Seller has all requisite power and authority to own, lease and sell the Intellectual Property.

(b)

Authorization of Transaction. Seller has the right, power and authority to enter into and perform this Agreement and any other agreement or instrument related hereto to which Seller is or will be a party in connection with this agreement. This Agreement and the other agreements and instruments related hereto to which Seller is or will be a party constitute the valid and binding agreements of Seller enforceable against Seller in accordance with their respective terms.

(c)

Absence of Violations or Conflicts. The execution, delivery and performance by Seller of this Agreement and any other agreement or instrument related hereto to which Seller is or will be a party do not and will not violate, conflict with, constitute a default under, modify or cancel (a) any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which Seller is bound or to which the Intellectual Property is subject; (b) any judgment, decree, or order of any governmental agency or court to which Seller is subject; or (c) any applicable law or regulation.

5.2 Absence of Certain Changes or Events. Since the effective date of this Agreement, there has not been:

(a)

any Material Adverse Change in or material damage or material loss to the Intellectual Property;

(b)

any sale, assignment or transfer of any of the Intellectual Property;

or

(c)

any agreement by or commitment of Seller to do or permit any of the foregoing.

5.3 Title to Intellectual Property. Except as would not constitute a Material Adverse Change, Seller owns all right, title, and interest to the Intellectual Property, including, without limitation, all right, title, and interest to sue for infringement of the Intellectual Property.

Except as would not constitute a Material Adverse Change, the Intellectual Property is free and clear of all liens, claims, mortgages, security interests, and other encumbrances.

5.4 Litigation and Other Proceedings. Except as would not constitute a Material Adverse Change, there is not any suit, claim, action, proceeding or governmental investigation directly or indirectly relating to the Intellectual Property known to the Seller that is pending or threatened in writing, nor is there presently any condition or set of facts which Seller reasonably expects to give rise to any such litigation. Except as would not constitute a Material Adverse Change, there are no decrees, injunctions or orders of any court, administrative or regulatory body, arbitration panel or governmental agency outstanding against Seller relating to any aspect of the Intellectual Property.

5.5 Intellectual Property.

(a)

Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any intellectual property rights of any third party) pertaining to the Intellectual Property. To Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property.

(b)

Seller is not a party to any license, agreement or arrangement, whether as a licensee, licensor, or otherwise, with respect to the Intellectual Property.

(c)

Seller is not aware of any facts or circumstances adversely affecting the validity and/or enforceability of the Intellectual Property.

5.6 Commissions. No Person has asserted or is entitled to any commission or broker's or finder's fee in connection with the sale of the Intellectual Property or any of the other transactions contemplated by this Agreement by reason of act or omission of Seller.

5.7 Securities Representations. Each Seller hereby represents and warrants to Buyer:

(a)

Seller understands and agrees that the Warrants and Shares (individually and collectively, the "securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the U.S. and that the issuance of the securities is being done in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

(b)

Seller is an Accredited Investor as that term is defined in Exhibit D. Each Seller severally understands that the securities are being offered and sold to such Seller in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Seller set forth in this Agreement, in order that Buyer may determine the applicability and availability of the exemptions from registration of on which Buyer is relying.

(c)

Seller is able to bear the economic risk of an investment in the securities for an indefinite period of time, can afford the loss of the entire investment in the securities, and will, after making an investment in the securities, have sufficient means of providing for Seller's current needs and possible future contingencies. Additionally, Seller's overall commitment to investments that are not readily marketable is not disproportionate to Seller's net worth and this Subscription will not cause such overall commitment to become excessive.

(d)

The securities will not be sold by the Seller without registration under applicable securities acts or a proper exemption from such registration.

(e)

The securities are being acquired for the Seller's own account and risk, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The Seller is aware that there are substantial restrictions on the transferability of the securities.

(f)

Seller has had access to any and all information concerning Buyer that the Seller considered necessary to make a proper evaluation of this investment. In making the decision to acquire the securities, Seller has relied solely upon its own independent investigations, and fully understands that there are no guarantees, assurances or promises in connection with any investment hereunder and understands that the particular tax consequences arising from this investment in Buyer will depend upon the individual circumstances of the Seller. The Seller further understands that no opinion is being given as to any securities  or tax matters involving the offering.

(g)

All of the information furnished by the Seller to Buyer is true, correct and complete in all material respects, and the Seller agrees to notify Buyer immediately of any change in any information set forth herein.

(h)

The Seller also understands and agrees that stop transfer instructions relating to the securities will be placed in the Buyer's transfer ledgers, and that the certificates evidencing the securities will bear legends in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that tennis defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

(i)

Seller has been given the unrestricted opportunity to ask questions of, and receive answers from, Buyer, or persons acting on its behalf, concerning the tenns and conditions of, and all other matters relating to the Buyer, and has been given the unrestricted opportunity to obtain such additional information with respect to the offering as he has desired.

(j)

Seller knows that the securities are offered and sold pursuant to exemptions from registration under the Securities Act, and state securities law based, in part, on these warranties and representations, which are the very essence of this Agreement, and constitute a material part of the bargained for consideration without which this Agreement would not have been executed.

(k)

By reason of the Seller's business or financial experience or the business or financial experience of professional advisors who are unaffiliated with and who are not compensated by Buyer or any affiliate or selling agent of Buyer, directly or indirectly, Seller has the capacity to protect Seller's own interest in connection with this transaction or has a pre-existing personal or business relationship with Buyer or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

(1)

This Agreement when fully executed and delivered by the parties will constitute a valid and legally binding obligation of Seller, enforceable in accordance with its terms. Seller, if it is a partnership, joint venture, corporation, trust or other entity, was not formed or organized for the specific purpose of acquiring the securities. The purchase of the securities by the Seller, if it is an entity investor, is a permissible investment in accordance with the Seller's Articles of Incorporation, by-laws, partnership agreement, declaration of trust or other similar charter document, and has been duly approved by all requisite action by the entity's owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the securities has all requisite authority to sign such documents on behalf of Seller, if it is an entity investor.

5.8 Accuracy of Statements. To Seller's Knowledge, no representation, warranty or statement by Seller in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein not misleading.

5.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Section 5, Seller has not made and does not make any other express or implied representations or warranties, either written or oral, on behalf of Seller or any other person or entity. Without limiting the foregoing, and notwithstanding anything in this Agreement to the contrary, Seller makes no representations or warranties (a) as to the future revenue, profitability or success of the Intellectual Property, (b) as to the actual or likely scope of claims, if any, that may issue from patents filled for the Intellectual Property.

6.0 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that the statements contained in this Section 6.0 are correct and complete as of the date hereof and as of the Closing Date as follows:

6.1 Status and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Buyer has the right, power and authority to enter into and perform this Agreement and any other agreement or instrument related hereto to which Buyer is or will be a party. The execution, delivery and performance by Buyer of this Agreement and any other agreements and instruments related hereto to which Buyer is or will be a party prior to the date hereof have been duly authorized by all necessary corporate action in compliance with its Articles of Incorporation, Bylaws and applicable law. This Agreement and the other agreements and instruments related hereto to which Buyer is or will be a party constitute the valid and binding agreements of Buyer that are enforceable against Buyer in accordance with their respective terms.

6.2 Absence of Violations or Conflicts. The execution, delivery and performance by Buyer of this Agreement and the other agreements and instruments related hereto to which Buyer is or will be a party do not and will not violate, conflict with, or constitute a default under: (a) any contract, agreement, commitment, undertaking or understanding to which Buyer is a party; (b) any judgment, decree or order of any governmental or regulatory authority to which Buyer is subject; (c) any applicable law or regulation; or (d) Buyer's charter documents or Bylaws.

6.3 No Governmental Consents Required. No consent, notification, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority is required on the part of Buyer in connection with its execution, delivery or performance of this Agreement.

6.4 Commissions. No Person has asserted or is entitled to any commission or broker's or finder's fee in connection with the sale of the Acquired Assets or any of the other transactions contemplated by this Agreement by reason of any act or omission of Buyer.

6.5 Shares Reserved. Buyer has authorized and reserved the Shares issuable upon exercise of the Warrants, and such Shares are not subject to any other reservation or held for any other purpose.

6.6 Absence of Certain Changes or Events. Since the effective date of this Agreement, there has not been:

(a) any Material Adverse Change in the business, financial results, or prospects of the Buyer;

(b) any entering into any agreement by or commitment of Buyer that could reasonably be expected to result in a Material Adverse Change, and the transactions contemplated hereby are not expect to result in an Material Adverse Change regarding Buyer.

6.7 Accuracy of Statements. To Buyer's Knowledge, no representation, warranty or statement by Seller in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein not misleading.

7.0 SELLER AND BUYER DELIVERIES.

7.1 Seller Deliveries. At Closing, Seller is delivering to Buyer the following:

(a)Assignments of Intellectual Property, in the form attached as Exhibit C; and

(b)Such other agreements, certificates, instruments, and documents as Buyer may reasonably request to carry out the intent of this Agreement.

7.2 Buyer Deliveries. At Closing, Buyer is delivering to Seller the following:

(a) the Purchase Price, except as otherwise stated in Exhibit A; and

(b) Such other agreements, certificates, instruments, and documents as Seller may reasonably request to carry out the intent of this Agreement.

8.0 CONDITIONS TO CLOSING. All of the following shall be conditions precedent to Buyer's obligation to consummate the transactions contemplated by this Agreement:

8.1 Accuracy of Seller's Representations and Warranties. Seller's representations and warranties, whether contained in this Agreement or contained in any written document delivered to Buyer pursuant hereto, shall be correct and complete in all material respects on as of the date when made and on and as of the Closing Date as if made on and as of that date, and Buyer shall have received a certificate dated as of the Closing Date signed by an officer of Seller attesting to the foregoing.

8.2 Accuracy of Buyer's Representations and Warranties. Buyer's representations and warranties, whether contained in this Agreement or contained in any written document delivered to Seller pursuant hereto, shall be correct and complete in all material respects on and as of the date when made and on and as of the Closing Date as if made on and as of that date, and Seller shall have received a certificate dated as of the Closing Date signed by an officer of Buyer attesting to the foregoing.

8.3 Deliveries. The parties shall have received (or waived) all of the items required to be delivered pursuant to Section 7.

9.0 TAXES. Seller shall pay all sales, retail sales, goods and services, excise, property transfer, documentary or stamp, and similar Taxes, if  any, arising  out of or related  to the  sale of the Intellectual Property or other transactions pursuant to or contemplated by this Agreement.

10.0 INDEMNIFICATION.

10.1 General Indemnification.

(a) By Seller. Subject to the provisions of this Section 10.0, each Seller severally (and not jointly) agrees to indemnify and defend Buyer and its successors and assigns and hold them harmless against and in respect of any and all loss, liability, cost, expense or damage (including, without limitation, reasonable legal and other professional fees and expenses, judgments and settlement payments) incurred or suffered by Buyer resulting from or by reason of any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant by Seller made or contained in this Agreement, or in any Exhibit, schedule, agreement, instrument, certificate, or document executed and delivered to Buyer pursuant to this Agreement or the transactions contemplated herein.

(b) By Buyer. Subject to the prov1s1ons of this Section 10.0, by execution of this Agreement, Buyer agrees to indemnify and defend Seller and their successors and assigns and hold them harmless against and in respect of any and all loss, liability, cost, expense or damage (including, without limitation, reasonable legal and other professional fees and expenses, judgments and settlement payments) incurred or suffered by Seller resulting from or by reason of any misrepresentation, breach, nonperformance or inaccuracy of any representation,warranty, or covenant by Buyer made or contained in this Agreement, or in any Exhibit, schedule, agreement, instrument, certificate or document executed and delivered to Seller by or on behalf of Buyer under or pursuant to this Agreement or the transactions contemplated herein.

10.2 Survival of Indemnification. The representations, warranties and indemnification contained in this Agreement shall survive until the expiration of the applicable statute of limitations.

11.0 MISCELLANEOUS.

11.1 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, provincial, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

11.2 Notices. For purposes hereof, delivery of written notice shall be complete upon personal delivery, or upon mailing if mailed with proper postage paid by registered or certified mail, or upon delivery to a recognized, commercial overnight delivery service, addressed to the party at the address set forth below, or to such other mailing address as the parties hereto may designate by written notice given in accordance with this Section 10.2. Notice may also be given upon receipt of electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice is followed by written notice, made either by (i) personal delivery thereof, (ii) via deposit in certified mail return receipt requested, postage prepaid, or (iii) via delivery to a recognized commercial overnight delivery service within three (3) business days following the facsimile notice. Notices shall be addressed to the parties as follows:

Buyer:

Predictive Technology Group, Inc.

Attn: President

2735 Parleys Way, Suite 205 Salt Lake City, Utah 84109

Seller:

With a copy to:

Taueret Laboratories Attn: President

2749 Parleys Way, Suite 100 Salt Lake City, Utah 84109

Kenneth Ward

Post Office Box 17654 Holladay, Utah 84109

Any Party may change the address to which to send notices by notifying the other Party of such changes in writing in accordance with this section.

11.3 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any action instituted in any court of the United States, any state, municipality or territory thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

11.4 Cooperation And Further Actions. The Parties agree to perform any and all acts and to execute and deliver any and all instruments, agreements and documents necessary or convenient to carry out the terms of this Agreement.

11.5 Binding on Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against Buyer and Seller and their respective successors and permitted assigns in accordance with the terms hereof. Seller shall not assign his interest under this Agreement without the prior written consent of Buyer.

11.6 Professional Fees. If a lawsuit, arbitration, or other proceedings are instituted by any Party to enforce any of the terms or conditions of this Agreement against any other Party hereto, the prevailing party in such litigation, arbitration, or proceedings shall be entitled, as an additional item of damages, to such reasonable attorneys; and other professional fees (including but not limited to expert witness fees), court costs, arbitrators' fees, arbitration administrative fees, travel expenses, and other out-of-pocket expenses or costs of such other proceedings as may be fixed by any court of competent jurisdiction, arbitrator, or other judicial or quasi-judicial body having jurisdiction thereof, whether or not such litigation or proceedings proceed to a final judgment or award. For the purposes of this Section 11.6, any Party receiving an arbitration award or a judgment for damages or other amounts shall be deemed to be the prevailing Party, regardless of amount of the damage awarded or whether the award or judgment was based upon all or some of such Party's claims or causes of action.

11.7 Governing Law: Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflicts of law provision or rule that would cause the application of the laws of any jurisdiction than the State of Utah. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the County of Salt Lake, State of Utah in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or.proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

11.8 Expenses. Except to the extent otherwise provided in this Agreement, Seller and Buyer shall each bear its or his own expenses incurred in connection with this Agreement and the transactions herein contemplated, including, but not limited to, legal and accounting fees and expenses.

11.9 Miscellaneous. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement or any other provision of this Agreement. This Agreement embodies the entire agreement and understanding between the Parties relating to the subject matter of this Agreement and neither this Agreement nor any provision of this Agreement may be amended, waived, or discharged, except by a written instrument executed by the Party against whom enforcement of such amendment, waiver, or discharge is sought. All prior negotiations and agreements, whether oral or written, between the Parties are superseded by this Agreement, and there are no understandings or agreements other than those expressly set forth herein or in an Exhibit delivered pursuant hereto with respect to the subject matter hereof. This Agreement may be executed in counterparts each of which, taken together, shall constitute a complete agreement. One or more counterparts of this Agreement or any Exhibit hereto may be delivered via facsimile and such facsimile counterpart shall have the same effect as an original counterpart hereof. This Agreement is not intended and shall not be construed to create any rights in any Persons other than Buyer and Seller, and no Person shall assert any rights as third-party beneficiary hereunder.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

SELLER:

TAUERET LABORATORIES, L.L.C.

By: /s/ Allen Ward

Its: President

/s/ Kenneth Ward

Kenneth Ward Inventor

/s/ Rakesh Chettier

Rakesh Chettier Inventor

BUYER:

PREDICTIVE TECHNOLOGY GROUP, INC.

By: /s/ Bradley C. Robinson

Its: CEO

COUNTERPART SIGNATURE PAGE FOR MEMBERS

IN WITNESS WHEREOF, the undersigned member of TAUERET LABORATORIES , L.L.C. has executed and delivered this Securities Purchase Agreement as of the date first written above.

Member

Signed: /s/ Kenneth Ward

Printed name: Kenneth Ward

Title: member

P>

COUNTERPART SIGNATURE PAGE FOR MEMBERS

IN WITNESS WHEREOF, the undersigned member of TAUERET LABORATORIES, L.L.C. has executed and delivered this Securities Purchase Agreement as of the date first written above.

Member

Signed:/s/ Lesa Nelson

Printed name: Lesa Nelson

Title: member

COUNTERPART SIGNATURE PAGE FOR MEMBERS

IN WITNESS WHEREOF, the undersigned member of TAUERET LABORATORIES, L.L.C. has executed and delivered this Securities Purchase Agreement as of the date first written above.

Member

Signed: /s/ Allen Ward

Printed name: Allen Ward

Title: President

COUNTERPART SIGNATURE PAGE FOR MEMBERS

IN WITNESS WHEREOF, the undersigned member of TAUERET LABORATORIES, L.L.C. has executed and delivered this Securities Purchase Agreement as of the date first written above.

Member

Signed:/s/ Linda F. Gould

Printed name: Linda Gould

Title: VP Business Affair

COUNTERPART SIGNATURE PAGE FOR MEMBERS

IN WITNESS WHEREOF, the undersigned member of TAUERET LABORATORIES, L.L.C. has executed and delivered this Securities Purchase Agreement as of the date first written above.

Member

Signed:/s/Kathleen Brown

Printed name: Kathleen Brown

Title: member

EXHIBIT A

(Sellers and Allocation of Purchase Price)

Seller	Warrants exercisable for the following number of Shares	Time of Warrants Issuance
Taueret Laboratories Member - Kenneth Ward Revocable Trust	10,591,620	at Closing
Taueret Laboratories Member - Lesa Nelson	2,310,810	At Closing
Taueret Laboratories Member - Allen Ward	1,020,000	At Closing
Taueret Laboratories Member - Linda Gould	616,215	At Closing
Taueret Laboratories Member - Kathleen Brown	461,355	At Closing
Kenneth Ward	750,000	Upon filing of initial patent application relating to the Intellectual Property
Rakesh Chettier	750,000	Upon filing of initial patent application relating to theIntellectual Property

Chettier and Ward and will work with Wilson Sonsini to get utility patent filed covering these markers within 60 days of Closing Date. Patent expenses will be paid by PRED and patent will owned by and be assigned to PRED. Payment to Ward and Chettier will not be delayed beyond this 60 day window due to delays caused by the law firm.

EXHIBIT B

(Description of Intellectual Property)

1.) Approximately 1,000 DDD-related DNA samples, related family records, relevant clinical records (including approximately 600 affected probands) and 800 ancestry matched control samples (based on principal component analysis). All data protection and patient confidentiality requirements outlined in the original research studies shall be observed and respected by the Buyer. These samples were all collected more than 10 years ago. A precise inventory of the DNA samples and clinical is not feasible, and some samples may have been consumed or have become degraded.

2.) Whole exome sequencing data on approximately 300 DDD samples, over 800 local controls, and published reference populations. Initial analysis shows several hundred DNA markers showing nominal significance for DDD association and approximately 15 showing genome-wide significance levels. These data will be submitted to attorneys (Wilson, Sonsini, Goodrich & Rosati) after closing for generating utility patent applications. These data were created using standard sequencing protocols and workmanlike research methods; no warranty is made, expressed, or implied as to the commercial usefulness of these data.

3.) Project plan, study paperwork, promotional study materials used in the research study including:

DDD Binder for Clinical Sites

1 - Front binder sheet.pdf 2 - Contact sheet.pdf

3- Inclusion-Exclusion sheet.pdf

4- Divider - Axial Research tab.pdf

5- Training Slides quorum 2-23-10.ppt 6 - Table of Contents 5-09.doc

7 - Divider -past patient tab.pdf 8 - Past Patient Protocol.doc

9 - Patient letter 6.16.09.doc 10 - DDD Response Card.docx

11 - Divider - Current patient tab.pdf 12 - Current Patient Protocol.doc

13 - Understanding the Consent Process.doc 14 - Divider - Forms & Docs tab.pdf

15 - Collaboration Agreement Orthopaedic Surgeon Final 7-31-09.doc 16 - Protocol 6-19-09.doc 17 - Compensation Info.docx

18 - Consent Form 2009.doc 19 - Assent Form 2009.doc

20- Medical Record Release 6-10-09.doc

21- DDD Brochure.pdf

22- Divider - Questionnaires tab.pdf

23-Surgical Questionnaire version 10.6.09.pdf

24-Non-Surgical Questionnaire version 10.6.09.pdf 25- Family History Form 2009.docx

26 - Back binder sheet.pdf

Physician Enrollment Materials

DDD enrollment.doc

DDD Sites 6-11-09.xlsx De-identified training slides 2_23_10.ppt Folder labels - cards.docx Past Patient Enrollment.doc

Training slides quorum IRB 2_23_10.ppt patient letter 6.16.09.doc

Database Fields & Reports

All samples export fields.docx

Forms & Labels

Chart Notes.xlsx

Fax Transmission covers DDD MRI & Notes.doc

DDD MRI only Request.doc DDD Notes only request.doc Intake Form 2009.pdfLabels

DDD File folder Checklist.doc

DDD Folder label Non-Surgical.docx DDD Folder label Surgical.docx Kit Labels

DNA outside labels.docx Small DNA labels.docx

Test tube labels De-identified.docx Test tube labels.docx Medical Record Release MRR 6-10-09.doc

MRR Spanish 6-10-09.docx Pedigree form.pdf Review Forms

CLINICAL NOTE REVIEW.doc

DISCOGRAPHY REVIEW.doc MRI Review Form.doc XRAY REVIEW FORM.doc

Inclusion - Exclusion Criteria

Criteria Cheat Sheet

Non-Surgery Cheat Sheet.docx

Surgery Cheat Sheet.docx Inclusion-Exclusion (in-design) Inclusion-Exclusion Card_9_22_09.pdf Inclusion-exclusion.docx Key Questions Inclusion or Exclusion.docx

IRB Materials

DDD_Separate study Closure

Axial_Ward_DDD_Closure Letter_4.23.12.pdf Axial_Ward_DDD_Closure_24563QMR_FE.doc Axial_Ward_DDD_Closure_24563QMR_FE.pdf

Continuing review Approval Documents

Axial_Ward_DDD_CR Approval_6.9.l l.pdf Axial_CR Report_24563QMRl_w sig_5.5.1 l.pdf Axial_CR SSR_24563QMRl_w sig_S.5.11 .pdf Axial_DDD_CR Report_24563QMR_5.5.1l.doc

Axial- DDD- CR SSR- 24563QMR-1- 5.5.11.doc

DDD approval documents_7.13.09 Advertisement

Axial_DDD_Approved advertisement_6.19.09.pdf Approval Letter Axial_DDD_Approval letter_7.13.09.pdf

Questionnaires

Axial_DDD_Approval letter for revised DDD questionnaires_l0.22.09.pdf Assent

Axial_DDD_Approved assent (7-17)_version1_7.13.09.pdf Brochure

Axial_DDD_Approved brochure_version 1_6.16.09.pdfDDD Brochure 8-18-09.pdf Combined approval documents from Quorum_7.13.09

Axial_DDD_Approval documents_24563qmr-1_7.13.09.pdf Axial_DDD_Approved recruitment documents_24563qmr-1_7.13.09.pdf

Consents

Adult Consent 2009 (Highlighted).docx

Assent 2009 On-site (Highlighted).doc Axial_DDD_Approved consent_version 1_7.13.09.pdf

Axial- Informed Consent Process- 6.25.09.doc Consent Checklists

Assent form checklist.doc Consent Form Checklist.doc Minor Consent Checklist.doc

DDD Onsite Adult-Minor Consent.doc IRB approval 8-10-07.pdf Minor Consent 2009 (Highlighted).doc Spanish

Axial_Approved Spanish translated assent (7-17)_6.26.09.pdf Axial_Approved Spanish translated consent_6.26.09.pdf Axial_DDD_Assent (7-17)_Spanish translation_S.5.09.pdf Axial_DDD_Consent_Spanish translation_S.5.09.pdf

Minor Assent Checklist - Spanish.docx Minor Consent Checklist - Spanish.docx Spanish Assent 2009.pdf

Spanish Consent 2009.pdf Family History Form

Axial_DDD_Approved family history form_version 1_6.16.09.pdfDDD Family History Form - SPAN.docx

Patient Letter

Axial_DDD_Approved patient letter_version 1, 6.16.09.doc Protocol

Axial_DDD_Approved protocol_version 1_6.16.09.pdf Questionnaires

De-Identified Questionnaire

De-Identified Non-Surgical Questionnaire.doc Non-surgical Questionnaire Axial_DDD_Non-Surgical Questionnaire_Version 2_10.6.09.pdf Axial_DDD_Pain questionnaires_Version 2 w highlighting_10.6.09.pdf Spanish Questionnaires

Non-Surgical Spanish Questionnaire.doc Surgical Spanish Questionnaire.doc Online Questionnaire

Axial_DDD_Approved online questionaire_7.13.09.pdf Surgical Questionnaire

Axial_DDD_Approved surgical questionnaire_version 1_6.16.09.pdf Axial_DDD_Surgical Questionnaire_Version 2_10.6.09.pdfDe-Identified Surgical Questionnaire.doc

Response Cards

Axial_DDD_Approved response card_S.29.09.doc Spanish translation documents Consent and assent Approval Letter

Axial_DDD_Approval letter for Spanish translation of consent and assent_8.5.09.pdf Axial_DDD_Assent (7-l7)_Spanish translation_S.5.09.pdf Axial_DDD_Consent_Spanish translation_8.5.09.pdf Translation Certificate

Axial_DDD_Consent and assent translation certificate_8.4.09.pdf

Questionnaires

Spanish Non-Surgical Questionnaire

Axial_DDD_Non-Surgical Questionnaire_Final_6 16 09_Spanish_ (2).doc Spanish Surgical Questionnaire

Axial_DDD_Surgical Questionnaire_Final_ 6 16 09_Spanish.doc Spanish Translation Approval documents

Spanish Translation Approval Letter Axial_DDD_Questionnaires approval letter_Spanish_8.25.09.pdf

Spanish Translation Certificates

Axial_DDD_Questionnaires translation certificate_Spanish_S.20.09.pdf DOD Spreadsheets

DOD sites in site start up spreadsheet_6.9.09.xlsx Site study documents

Axial Biotech_DDD collaboration agreement_Final_7.16.09.doc DOD approval letter Axial_DDD_Approval letter_7.13.09.pdfSite study documents

Axial_DDD Brochure_version 1_6.16.09 (2).pdf Axial_DDD_Advertisement_6.19.09.pdf Axial_DDD_Assent (7-17)_version 1_7.13.09.doc

Axial- ODD- Consent- version 1- 7.13.09.doc

Axial ODD CmTent Patient Collection Guidelines 10.13.09.doc Axial DOD De-identified Non-

Surgical questionnaire_6.16.09.pdf Axial_DDD_De-Identified Surgical Questionnaire_6.16.09.pdf Axial_DDD_Family History Form_version1_6.16.09.pdf Axial_DDD_Inclusion-Exclusion Form (2)_9_22_09.pdf

Axial_DDD_Medical Record Release form_6-10-09.pdf Axial_DDD_Non-Surgical Questionnaire_Version 2 w highlighting_l0.6.09.doc Axial_DDD _Non-Surgical Questionnaire_Version 2_10.6.09.doc Axial_DOD_Online questionaire_7.13.09.pdf

Axial_DDD_Pain questionnaires_Version 2 w highlighting_l0.6.09.doc Axial_DDD_Past Patient Collection Guidelines_l0.13.09.doc Axial_DDD_Patient letter_version 1_ 6.16.09 (3).doc

Axial- DOD- Protocol- version 1- 6.16.09.doc Axial_DDD_Response Card_S.29.09.pdf

Axial_DDD_Surgical Questionnaire_Version 2 w highlighting_l0.6.09.doc DOD_Spinal conditions

DOD sites in site start up spreadsheet_6.9.09.xlsx Site DOD study documents Axial_DDD Intake Fonn_5.6.09.pdf

Axial_DDD Non-Surgical Questionnaire_4.24.09.doc Axial_DDD patient letter_4.29.09.doc Axial_DOD Surgical Questionnaire_4.24.09.doc DOD_Current patient enrollment_2.4.09.doc DOD_Past patient enrollment_2.4.09.doc DOD_Patient Brochure_12.30.08.doc DOD_Response Cards 12.30.08.doc

New Site DOD documents

Axial Biotech_DDD collaboration agreement_Fina1_2.25.09.doc Axial_Consent Form _6.10.08.doc Axial_DDD Intake Form_5.6.09.pdf

Axial_DDD Non-Surgical Questionnaire_4.24.09.pdf Axial_DDD patient letter_4.29.09.doc

Axial_DDD Surgical Questionnaire_4.24.09.pdf Axial_DDD_Inclusion Exclusion Criteria_5.5.09.pdf Axial_Procotol_6.2008.doc

ODD_Current patient enrollment_2.4.09.doc DDD_Past patient enrollment_2.4.09.doc DDD_Patient Brochure_12.30.08.doc DOD_Response Cards_12.30.08.doc Research_ScoliScore Directory_2.27.09.pdf

Letters

Saliva sample Instructions_2.10.09.pdf Protocol

Axial_Procotol_6.2008.pdf Protocol 6-19-09.doc Consent Card Ltr.doc Copy for your Records.doc ODD 1st reminder.doc DOD 2nd Reminder.doc DDD 3rd Reminder.doc DDD Consent Cards.docx

DDD Not Collected Online Q.doc DDD Not Collected Resp card.doc DDD Saliva Kit ltr.doc

De-identified training letter.doc Mail-in Questionnaire.doc

Onsite Folders Letter (De-identified).doc Onsite Folders Letter (our IRB).doc Onsite Gift Card ltr.doc

Physician Materials Example

Kade Huntsman IM Ortho Envelope.docx Huntsman Logo.jpg

Patient letter.docx

Response cards K. Huntsman.doc

Salt Lake Orthopedic Clinic Kit Labels.docx

Response Cards

DDD Response Card 6-29-09.docx

Sample collection

Saliva Instructions Form.doc

4.) Gen DB records

GenDB contains birth, death, or marriage records for over 31,900,000 individuals who are ancestors or relatives of certain present day populations in the Intermountain West arranged in a MySQL database.

5.) DNA Biobank

Dr. Ward will make exclusive use of the existing biobank samples under his control available for pilot research for relevant gene discovery projects funded by Predictive, Pilot projects using these samples must be led by Dr. Ward serving as Principal Investigator, with reasonable budget and standard terms agreed to by Dr. Ward.

Examples of medical conditions with significant number of samples for pilot or confirmatory studies:

•

Polycystic ovarian syndrome

•

Preterm labor mothers and infants

•

Autoimmune diseases

•

Hypothyroidism

•

Essential hypertension (female-early onset)

•

Recurrent miscarriage

•

Morbid obesity (female-early onset)

•

Placental abruption

•

Ovarian cancer

•

Gestational diabetes

•

Intrauterine growth retardation- mothers and infants

•

Birth Defects

•

Left cardiac flow lesions

•

Juvenile onset diabetes

•

Fetal macrosomia

•

Dizygotic twins

•

Monozygotic twins

•

Other pregnancy complications

THESE SAMPLES WERE ALL COLLECTED MORE THAN 15 YEARS AGO. A PRECISE INVENTORY OF SAMPLES IS NOT FEASIBLE, AND SOME SAMPLES HAVE BEEN CONSUMED OR HAVE BECOME DEGRADED. SAMPLES CANNOT BE SOLD, AND AT PRESENT, THESE SAMPLES CAN ONLY BE USED FOR GENE DISCOVERY RESEARCH IN WHICH DR. WARD SERVES AS THE PRINCIPAL INVESTIGATOR. THE COLLECTION IS USEFUL FOR PILOT STUDIES AND CONFIRMATORY STUDIES, BUT NO WARRANTY IS MADE AS TO THEIR RELEVANCE OR USEFULNESS FOR ANY PARTICULAR DISEASE DISCOVERY TARGET.

EXHIBIT C

(Form  of Assignment)

Inventors:

Kenneth Ward

P.O. Box 17654

Salt Lake City, Utah 84117

Citizenship: US

Rakesh N. Chettier

Assignee:

Predictive Technology Group, Inc. 2735 E. Parleys Way, Suite 205 Salt Lake City, UT 84109

BACKGROUND OF THE ASSIGNMENT

INVENTORS have conceived a certain new and useful invention disclosed in a United States patent application titled [INSERT TITLE OF INVENTION].

ASSIGNEE desires to acquire the entire right, title and interest in the invention and with respect to any Letters Patent or grant of rights equivalent thereto that may be granted with respect to the invention in both the United States and in all foreign countries.

THE PARTIES AGREE AS FOLLOWS:

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned INVENTORS hereby sell, assign, and transfer to Predictive Technology, Inc., a corporation of the state of Nevada, the entire right, title, and interest in the above-identified patent application executed concurrently herewith and to all divisional, continuing, substitute, renewal, reissue, and all other applications for  patent or the legal equivalent thereof which have been or may be filed in the United States and all countries foreign to the United States relating to any subject matter disclosed by the above identified patent application and hereby authorizes the Commissioner of Patents and Trademarks to issue such Letters Patent to ASSIGNEE for the sole use of ASSIGNEE, its successors, or assigns.

Specifically, ASSIGNEE is hereby authorized to apply for patents relating to the invention in its own name in countries where such procedure is proper; to claim the benefit of, file, and prosecute applications relating to the invention under any international conventions or treaties, if applicable. INVENTORS agree to execute applications relating to the invention in those countries and under those international conventions or treaties, if applicable, where it is necessary that the same be executed by the inventors, and to execute assignments of such applications and the resulting grant of patent rights or equivalents thereof to ASSIGNEE as well as all other necessary papers in relation to such applications and Letters Patent.

The INVENTORS further agree, at the request and expense of ASSIGNEE, to: execute all divisional, continuing, substitute, renewal, reissue, and any other documents relating thereto; execute all rightful oaths, declarations, assignments, powers of attorney, and other papers; communicate to the ASSIGNEE all facts and provide to the ASSIGNEE all documents and things known to the undersigned relating to the above-referenced Application for United States Letters Patent; testify as to the same in any interference, litigation, or other proceeding relating to the above-referenced application for United States Letters Patent; and in general, do everything reasonably possible which the ASSIGNEE shall consider desirable for vesting title to such Application for United States Letters Patent in the ASSIGNEE, and for securing, maintaining, defending, or enforcing valid and enforceable patent protection therefor.

The INVENTORS acknowledge that the sale, assignment, and transfer of rights and property set forth herein is and shall be irrevocable and binding upon the heirs, assigns, representatives and successors of each undersigned INVENTOR and extends to the successors, assigns, and nominees of the ASSIGNEE.

POWER OF ATTORNEY

In the event the ASSIGNEE is unable to secure any INVENTOR'S signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any invention, whether due to mental or physical incapacity or other cause, each INVENTOR hereby irrevocably designates and appoints the ASSIGNEE and each of its duly authorized officers and agents as his or her agent and attorney-in-fact, to act for and in his or her behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by the INVENTOR.

Signed on _____________, 2018.

Kenneth Ward

Signed on  ______________, 2018.

Rakesh N. Chettier

EXHIBIT D

(Definition of "Accredited Investor")

The term "accredited investor" means:

(1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Act; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 30l(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 50l(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this exhibit, for purposes of calculating net worth under this paragraph (a)(5):

(A)The person's primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation Das promulgated under the Securities Act; and

(8) Any entity in which all of the equity owners are accredited investor.

EXHIBIT E

(Form of Warrant)

WARRANT

THEWARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK DELIVERABLE UPON EXERCISE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

No____________    Shares _____________________

WARRANT TO PURCHASE COMMON STOCK OF

PREDICTIVE TECHNOLOGY GROUP, INC.

Shares_______________

(Subject to Adjustment)

THIS CERTIFIES THAT, for value received,("Holder"), is entitled, subject to the terms and conditions of this Wan-ant, at any time or from time to time after the date hereof (the "Effective Date"), to purchase up to  shares of common stock, par value$ per share (the "Common Stock"), from Predictive Technology Group, Inc., acorporation (the "Company"), at an exercise price per share equal to$(the "Purchase Price"). This Wan-ant shall expire at 5:00 p.m. mountain time on (the "Expiration Date"). Both the number of shares of Common Stock purchasable upon exercise of this Wan-ant (the "Wan-ant Shares") and the Purchase Price are subject to adjustment and change as provided herein.

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

1.1 "1933 Act" shall mean the Securities Act of 1933, as amended.

1.2 "Common Stock" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

1.3 "Fair Market Value" or "FMV" of a share of Common Stock as of a particular date shall mean:

i. If traded on a securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the five(5) business days ending immediately prior to the applicable date of valuation;

ii. If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 14-day period ending immediately prior to the applicable date of valuation; and

iii. If there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company's Board of Directors upon a review of relevant factors, including due consideration of the Registered Holders' determination of the value of the Company.

1.4"SEC" shall mean the Securities and Exchange Commission.

2. EXERCISE OF WARRANT

2.1 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the address of the Company as set forth herein, and as soon as practicable after such date, a.surrendering this Warrant at the address of the Company, and either a .providing payment, by check or by wire transfer, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount"), or

b. electing, by written notice to the Company on the Notice of Exercise duly executed by the Holder, to receive a number of Warrant Shares, determined in accordance with the formula set forth below (the "Election"), in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula: X=Y(A-B)

Where:

X =The number of Warrant Shares to be issued to the Holder upon an Election.

Y =The number of Warrant Shares in respect of which this Warrant is being exercised as adjusted to the date of the Election.

A =The FMV of one Warrant Share on the date that the relevant Notice of Exercise is  received by the Company

B = The Purchase Price (as adjusted to the date of the Election) in accordance with Section 4 hereof.

2.2 Common Stock Certificates; Fractional Shares. As soon as practicable on or after the date of an exercise of this Warrant, the Company shall deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon an exercise of this Warrant.

2.3 Partial Exercise: Effective Date of Exercise. In case of any partial exercise of this Warrant, the Holder and the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Company acknowledges that the person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3. TAXES. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the delivery of shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the delivery of any certificate for shares of Common Stock in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF COMMON STOCK. The number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities or property receivable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following:

4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares of Common Stock. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company's Common Stock.

4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Registered Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior to such making, issuance or record date.

4.3 Reclassification, Conversion. If the Company, by reclassification or conversion of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable if this Warrant had been exercised immediately prior to such reclassification or conversion or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

4.4 Adjustment for Capital Reorganization. Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to him, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will cause to be executed and delivered in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

6. REPRESENTATION AND COVENANT. The Company hereby covenants that all shares issuable upon exercise of this Warrant, when delivered upon such exercise, shall be validly issued, fully paid and nonassessable and free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Further, the Company hereby covenants to reserve such number of authorized but unissued shares of Common Stock as needed for issuance upon exercise of this Warrant.

7. TRANSFER. This Warrant may not be transferred by the Holder without the prior written consent of the Company, which consent may not be unreasonably withheld, unless such transfer is to (i) any principal, shareholder, director or officer of any such entity, (ii) to any spouse, ancestor, descendant of any person referred to in clause (i), or (iii) any trust established for the benefit of any person referred to in clause (i) or clause (ii), or (iv) any person or entity controlling, controlled by or under common control with Holder. In the event of a transfer to which the Company has previously consented in writing, this Warrant and all rights hereunder may be transferred by the Holder upon delivery of the form of Assignment attached hereto as Exhibit 2 (the "Assignment"), duly executed by the Holder, surrender of this Warrant properly endorsed at the address of the Company and payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Holder and Company will cause to be issued and delivered to the Holder a new Warrant or Warrants with respect to the portion of this Warrant not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

8. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

9. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that he/she/it is an "accredited investor" as that tenn is defined under Rule 501 of Regulation D, that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof, that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Companysuch information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

10. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a holder of the Company for any purpose. Nothing set forth in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 11, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, or by email or otherwise delivered by hand or by messenger, addressed or telecopied to the person to whom such notice or communication is being given at its address set forth after its signature hereto. In order to be effective, a copy of any notice or communication sent by telecopier or email must be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered personally to the person to whom such notice or communication is being at its address set forth after its signature hereto. If notice is provided by mail, notice shall be deemed to be given five (5) business days after proper deposit with the United States mail or nationally recognized overnight courier, or immediately upon personally delivery thereof, to person to whom such notice or communication is being at such address. If notice is provided by telecopier, notice shall be deemed to be given upon confirmation by the telecopier machine of the receipt of such notice at the telecopier number provided above. If notice is provided by email, notice shall be deemed to be given upon confirmation by the sender's email program of the receipt of such notice at the email address provided after the signature of the person to whom such notice or communication is being. The addresses set forth after the signatures hereto may be changed by written notice complying with the terms of this Section 12.

12. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

13. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law.

14. NOTICES OF RECORD DATE. In case:

i. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

ii. of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

iii. of any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

iv. of any redemption of any outstanding capital stock of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

15. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

17. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. on the next business day.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

PREDICTIVE TECHNOLOGY GROUP, INC.

By: /s/ Bradley C Robinson

Title:President and CEO

Address for Notices:

2735 East Parleys Way, Suite 205 Salt Lake City, Utah 84109

SIGNATURE PAGE TO WARRANT

EXHIBIT 1

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

WARRANT NO.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, securities of Predictive Technology Group, Inc., Inc., as provided for therein, and (check the applicable box):

1 .Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $ for such securities.

2. Pursuant to the cashless exercise feature set forth in Section 2.1(c).

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:

Address:

Signature:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

30

EXHIBIT 2

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

WARRANT NO.-

For value received, hereby sells, assigns and transfers unto the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint   attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)

Address

# of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:                        , 20

Signature:

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to applicable rules promulgated by the SEC.